Exhibit 99.1

Company contact:

     Ray Christie
     Phone: (510) 668-2200, or
     Email: rchristie@thermawave.com

Therma-Wave Announces Streamlining of Corporate Structure

Initiative Aimed at Increasing Operating Efficiency and Cost Reduction

FREMONT, Calif. — April 14, 2005 — Therma-Wave, Inc. (NASDAQ: TWAV), a worldwide leader in the development, manufacture and sale of process control metrology systems used in the manufacture of semiconductors, today announced the Company has initiated a consolidation and streamlining of its corporate structure aimed at increasing operating efficiency and reducing the corporate expense structure. The Company’s efforts will reduce the number of separate internal operating groups from eleven to six through a streamlining of Therma-Wave’s organizational structure. Overall, the Company will be eliminating just over 8 percent of its North American workforce.

“The streamlining initiatives we are undertaking will simplify our operations and create a more competitive cost structure for Therma-Wave. As a direct result of these initiatives, we expect to realize annualized salary and related cost savings of more than $3.0 million. By better aligning our corporate expense structure with revenues and industry spending patterns, we will help ensure Therma-Wave is best positioned to address the current and future market needs for leading edge metrology solutions,” stated Boris Lipkin, president and chief executive officer of Therma-Wave.

“While the decision regarding a reduction in workforce is never an easy one, we believe it is the correct path of action for the Company and its stockholders. It is anticipated that these changes will allow us to realize immediate and positive impacts on our business. Moving forward, we remain focused on continually improving operating and financial efficiencies to ensure Therma-Wave creates the most competitive cost structure to support our broader strategy of growing our presence in the global market for metrology solutions and returning Therma-Wave to long-term profitability,” concluded Mr. Lipkin.

Therma-Wave expects to take a charge relating to restructuring activities and severance costs of approximately $0.6 million, which is anticipated to be recorded during the Company’s fiscal first quarter

1250 Reliance Way • Fremont California 94539 • Phone (510 490-3663 • Fax (510) 656-3852

2006, ending July 3, 2005. The company will provide additional details at the time it reports its fiscal fourth quarter and full year 2005 financial results, which is currently targeted for the second half of May 2005.

About Therma-Wave, Inc.

Since 1982, Therma-Wave, Inc., has been revolutionizing process control metrology systems through innovative proprietary products and technologies. The company is a worldwide leader in the development, manufacture, marketing and service of process control metrology systems used in the manufacture of semiconductors. Therma-Wave currently offers leading-edge products to the semiconductor manufacturing industry for the measurement of transparent and semi-transparent thin films; for the measurement of critical dimensions and profile of IC features; for the monitoring of ion implantation; and for the integration of metrology into semiconductor processing systems. For further information about Therma-Wave, Inc., access the web site at: www.thermawave.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the expected cost savings to be realized by the reduction in workforce, the positioning of Therma-Wave to address current and future market needs, immediate and positive impacts on our business and the charge to be incurred in connection with the restructuring. Factors that could cause actual results to differ materially from the forward-looking statements include the cyclicality of our business, the loss of one or more large customers, our ability to protect our intellectual property, our ability to successfully compete against larger companies, our ability to access additional capital in the future, our ability to develop new and advanced products in the future, our ability to attract and retain key personnel, our ability to receive supplies from single source suppliers, possible disruptions to our business and the impact on remaining employees of the restructuring activities, disruptions at our manufacturing facilities and general political, economic and stock market conditions and events, both domestically and internationally. These factors and others are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the “Risk Factors” section filed as Exhibit 99.1 to our Annual Report on Form 10-K for the fiscal year ended March 28, 2004, all quarterly reports on Form 10-Q for the following fiscal quarters, all subsequent current reports on Form 8-K and all of our prior press releases. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no duty to update these forward-looking statements.

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1250 Reliance Way • Fremont California 94539 • Phone (510 490-3663 • Fax (510) 656-3852